Exhibit 8.1

DE BRAUW BLACKSTONE WESTBROEK P.C. Advocaten Notarissen Belastingadviseurs	LINKLATERS & ALLIANCE

1345 Avenue of the Americas 19th Floor New York NY 10105

Telephone: (212) 424 9140 Facsimile: (212) 424 9100

To	Chicago Bridge & Iron Company N.V. Polarisavenue 31 2132 JH HOOFDDORP The Netherlands

H.E.P.J. van Eldonk – tax adviser

Telephone:	31 (0)20 5771632

Facsimile:	31 (0)20 5771530

E-mail:	hepjvaneldonk@dbbw.nl

New York, June 13, 2002

Dear Sirs,

Chicago Bridge & Iron Company N.V.

1	Introduction

I have acted as Dutch legal adviser (belastingadviseur) to Chicago Bridge & Iron Company N.V., with corporate seat in Amsterdam, (the “Company”) in connection with the registration (the “Registration”) by the Company with the United States Securities and Exchange Commission (the “SEC”) of 2,000,000 ordinary shares in the share capital of the Company held by Wedge Engineering B.V. (the “Wedge Shares”), 100,000 ordinary shares in the share capital of the Company held by Mr. William H. White (the “White Shares”) and 1,005,000 ordinary shares in the share capital of the Company held by the Company (the “Company Shares” and together with the Wedge Shares and the White Shares, the “Shares").

2	Dutch law

This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion.

3	Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

Attorneys at law, tax lawyers, candidate civil law notaries. Admitted in the Netherlands. Not admitted in New York.
De Brauw Blackstone Westbroek P.C. is the New York Branch of De Brauw Blackstone Westbroek New York B.V., The Hague, registered with the Trade Register in the Netherlands under no 27172369.

Linklaters & Alliance is a non-partnership association of: Linklaters; De Brauw Blackstone Westbroek; and Gianni, Origoni, Grippo & Partners.

DE BRAUW BLACKSTONE WESTBROEK P.C.

3.1.	A print of an e-mailed copy of a draft dated June 13, 2002 of an amended registration statement to Form S-3 relating to the registration, to be filed with the SEC on June 13, 2002 (excluding the documents incorporated in the registration statement by reference and any annexes to it (the “Amended Registration Statement").

I have further reviewed such other documents as I have deemed necessary to enable me to render this opinion.

My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4	Assumptions For the purpose of this opinion, I have made the following assumptions:

4.1.	All copy documents conform to the originals and all originals are genuine and complete.

4.2.	All documents, where applicable, are or will be executed in the form submitted to and examined by me and referred to herein.

4.3.	Each transaction entered into pursuant to or in connection with the documents is at arm’s length.

5	Opinion

Based on the documents referred to and the assumptions in paragraphs 3 and 4 and subject to any matters not disclosed to me, I am of the following opinion:

5.1.	The statements contained in the Amended Registration Statement under the heading “Dutch Taxation for Non-Resident Shareholders”, in each case to the extent that they are statements as to Dutch tax law, set forth the Dutch tax consequences of the issuance and ownership of the Shares.

6	Reliance

This opinion is solely for the purpose of the Registration and may be filed with the SEC as an exhibit to the Amended Registration Statement pertaining to the Registration. I hereby consent to the reference to De Brauw Blackstone Westbroek P.C., New York, New York, under the heading “Dutch Taxation for Non-Resident Shareholders” in the Amended Registration Statement relating to the Registration to be filed with the SEC on June 13, 2002 (but I do not admit that I am a person whose consent for that filing and reference is required under Section 7 of the United States Securities Act of 1933, as amended). Otherwise, it is not to be transmitted to anyone nor is it to be relied upon by anyone for any other purpose.

DE BRAUW BLACKSTONE WESTBROEK P.C.

Yours faithfully,

/s/ H.E.J.P. van Eldonk

H. E.P.J. van Eldonk for De Brauw Blackstone Westbroek P.C.

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